 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997
                                                         REGISTRATION NO. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             ADVANCE PARADIGM, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                               75-2493381
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

        545 EAST JOHN CARPENTER FREEWAY
                  SUITE 1570
                 IRVING, TEXAS                                     75062
             (Address of Principal                               (Zip Code)
              Executive Offices)

                             ADVANCE PARADIGM, INC.
                          INCENTIVE STOCK OPTION PLAN
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                      1997 NONSTATUTORY STOCK OPTION PLAN
                           (Full titles of the plans)

                                DAVID D. HALBERT
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        545 EAST JOHN CARPENTER FREEWAY
                                   SUITE 1570
                              IRVING, TEXAS 75062
                    (Name and address of agent for service)

                                 (972) 830-6199
         (Telephone number, including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF SECURITIES           AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
     TO BE REGISTERED              REGISTERED (1)       PER SHARE (2)           PRICE (2)             FEE
- ---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
("Common Stock").............       2,337,750              $ 10.77              $ 25,177,568        $ 7,630
===============================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the Plans.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). The calculation of the proposed maximum offering price is based upon the aggregate exercise price for shares of Common Stock issuable upon the exercise of options already granted and is based upon the average of the high and low sales prices of the Common Stock of Advance Paradigm, Inc. on September 4, 1997, as reported by the Nasdaq National Market.

                             ----------------------

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting Part I of this Registration Statement will be sent or given to directors, officers, consultants, advisors and employees of Advance Paradigm, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, which contains audited financial statements for the fiscal year ended March 31, 1997.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (3) The Company's Definitive Proxy Statement pursuant to Schedule 14A filed with the Commission on July 29, 1997.

         (4) The description of the Company's Common Stock contained in the Company's registration statement on Form S-1 (No. 333-06931) filed with the Commission on June 26, 1996, as amended by Amendment No. 1 thereto filed with the Commission on July 10, 1996, Amendment No. 2 thereto filed with the Commission on September 11, 1996, Amendment No. 3 thereto filed with the Commission on September 30, 1996, and Amendment No. 4 thereto filed with the Commission on October 8, 1996, the Company's registration statement filed pursuant to Rule 462(b) and the final prospectus, dated October 8, 1996, filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act.

         (5)  The Company's Amended and Restated Incentive Stock Option Plan.

         (6)  The Company's Incentive Stock Option Plan.

         (7)  The Company's 1997 Nonstatutory Stock Option Plan.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock offered by this Registration Statement will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "Delaware Act"), subject to the procedures and limitations stated therein, to indemnify certain parties.
Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Article 9 of the Company's Certificate of Incorporation, as amended (the "Certificate"), provides that the Company shall indemnify any and all persons whom it has the power to indemnify under Section 145 of the Delaware Act to the fullest extent permitted under such section, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The right to indemnification under Article 9 of the Certificate is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 9 or otherwise.

     As set forth below, Article 8 of the bylaws of the Company (the "Bylaws") provides for indemnification of directors, officers, employees and agents, and
Section 8.7 of the Bylaws provides for the authority to purchase insurance with respect to indemnification of directors, officers, employees and agents.

     Article 8 of the Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the fullest extent permitted by Delaware law.

     Section 7 of the Underwriting Agreement among the Company, the Underwriters and the Selling Stockholders provides for the indemnification by the Company of the Underwriters and each person, if any, who controls any Underwriter from and against any and all losses, claims, damages or liabilities to which such indemnified parties or any of them may become subject. The Underwriting Agreement also provides that the Underwriters shall similarly indemnify the Company, its directors, officers, Selling Stockholders and controlling persons, as set forth therein.

     The Company maintains directors' and officers' liability insurance in accordance with Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The issuance of restricted securities was completed without registration under the Securities Act in reliance on the exemption provided by Section 4(2) of the Securities Act. In relying on this exemption, the Company relied on the limited extent and purpose of the issuance.

ITEM 8.  EXHIBITS.

     See Index to Exhibits, attached hereto.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on September 4, 1997.

                                     ADVANCE PARADIGM, INC.


                                     By: /s/ David D. Halbert
                                         ---------------------------------------
                                     David D. Halbert
                                     Chairman of the Board, President and Chief
                                     Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 4, 1997.


Signature                           Title
- ---------                           -----


 /s/ David D. Halbert               Chairman of the Board, President and Chief
- ------------------------------      Executive Officer
David D. Halbert


 /s/ Jon S. Halbert                 Chief Operating Officer, Executive Vice
- ------------------------------      President and Director
Jon S. Halbert


 /s/ Danny Phillips                 Chief Financial Officer, Senior Vice
- ------------------------------      President, Secretary and Treasurer
Danny Phillips                      (Principal Financial and Accounting Officer)

 /s/ Peter M. Castleman             Director
- ------------------------------
Peter M. Castleman


 /s/ Rogers K. Coleman              Director
- ------------------------------
Rogers K. Coleman


 /s/ Stephen L. Green               Director
- ------------------------------
Stephen L. Green


 /s/ Jeffrey R. Jay                 Director
- ------------------------------
Jeffrey R. Jay


 /s/ Kenneth J. Linde               Director
- ------------------------------
Kenneth J. Linde


 /s/ Michael D. Ware                Director
- ------------------------------
Michael D. Ware

                               INDEX TO EXHIBITS


Exhibit
Number              Description of Exhibits
- -------             -----------------------
4.1*        -       Amended and Restated Incentive Stock Option Plan

4.2*        -       Incentive Stock Option Plan

4.3**       -       1997 Nonstatutory Stock Option Plan

5.1***      -       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1***     -       Consent of Arthur Andersen LLP

23.2***     -       Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    (included in Exhibit 5.1)




*Previously filed in connection with the Company's Registration Statement on Form S-1 filed October 8, 1996 (No. 333-06931)

**Previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997

***Filed herewith